Exhibit 10.13

EXECUTION COPY

DATED 30 April 2003

NTL (DELAWARE) INC.

NTL SWEDEN SPV INC.

NOGENTA SWEDISH ACQUISITION HOLDING B.V.

AND

THE KEY SHAREHOLDERS

OTHER HOLDERS

AND

B2 BREDBAND AB (PUBL)

AGREEMENT

relating to the transfer of

certain securities
in B2 Bredband AB (publ)

1. Interpretation
2. Assignment of claim against NTL and Funding Commitments
3. Offer of NTL B2 Securities to the Holders
4. Transfer of the NTL B2 Securities
5. Covenants up to the Completion
6. Completion
7. Representations and Warranties
8. Waivers
9. Shareholders Agreement
10. Termination
11. Confidentiality and Public Announcements
12. Notices
13. Miscellaneous
14. Entire Agreement
15. Governing Law
16. Arbitration
17. Exclusive jurisdiction over claims against NTL
AGREEMENT RELATING TO THE TRANSFER OF SECURITIES

CONTENTS

1.	Interpretation	5
2.	Assignment of claim against NTL and Funding Commitments	5
3.	Offer of NTL B2 Securities to the Holders	5
4.	Transfer of the NTL B2 Securities	7
5.	Covenants up to the Completion	7
6.	Completion	8
7.	Representations and Warranties	9
8.	Waivers	11
9.	Shareholders Agreement	12
10.	Termination	12
11.	Confidentiality and Public Announcements	13
12.	Notices	13
13.	Miscellaneous	13
14.	Entire Agreement	14
15.	Governing Law	14
16.	Arbitration	14
17.	Exclusive jurisdiction over claims against NTL	15

Schedules

1.	Holders under the Shareholders’ Agreement

2.	NTL B2 Securities

3.	Interpretation

4.	The Funding Commitments

5.	Pro Rata Rights of the Holders

6.	Application Form

7.	Undertaking by the Key Shareholders

8.	Settlement B2 Partners - Assignment of Pro Rata Right

9.	Settlement B2 Partners - Instruction Letter

10.	Notifications of NTL Internal Transfer

THIS AGREEMENT is made on 30 April 2003

BETWEEN:

(1)	(A) NTL (Delaware) Inc. (its previous name NTL Incorporated), a Delaware company with its registered address at 110 East 59th Street, New York, NY 10022 USA, (“NTL Delaware”), (B) NTL Sweden SPV Inc., a Delaware company with its registered address at 110 East 59th Street, New York, NY 10022 USA, (“NTL Sweden”), and (C) Nogenta Swedish Acquisition Holding B.V., a Dutch company with its registered address at Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands, (“Nogenta”) (the parties listed above in (A) - (C) collectively referred to as “NTL” and each such party shall be jointly and severally responsible for NTL’s obligations under this Agreement);

(2)	B2 Bredband AB (publ), Reg. No. 556557-5825, a Swedish corporation with its registered address at Årstaängsvägen 21B, SE-11743, Stockholm, Sweden (“B2 Bredband”);

(3)	Continuum Group Limited, a Bermuda corporation with its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda (“CGL”);

(4)	B2 Partners, LLC, a Delaware limited liability company with its principal office at 730 Fifth Avenue, New York, N.Y. 10019, (“B2 Partners”);

(5)	(A) Carlyle Venture Partners, L.P., a Cayman Islands exempted limited partnership, Kirk House, P.O. Box 1100-G, Grand Cayman, Cayman Islands, British West Indies; (B) Carlyle U.S. Venture Partners, L.P., a Delaware limited partnership, c/o Delaware Trust Capital Management, 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801; (C) Carlyle Venture Coinvestment, L.L.C., a Delaware limited liability company, c/o Delaware Trust Capital Management, 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801; (D) C/S Venture Investors, L.P., a Cayman Islands exempted limited partnership, Kirk House, P.O. Box 1100-G, Grand Cayman, Cayman Islands, British West Indies; (E) C/D Europe Partners, L.P., a Guernsey exempted company, P. O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS; (F) C/M Europe Partners, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS; (G) Carlyle Europe Co Investment, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS; (H) Carlyle Europe Partners, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS; and (I) Carlyle Capital Coinvestment Partners, L.P., a Cayman Islands limited partnership Walker House, P.O. Box 265, Georgetown, Grand Cayman, Cayman Islands (the parties listed above in (A) - (I) collectively referred to as “Carlyle” and each such party shall be jointly and severally responsible for Carlyle’s obligations under this Agreement);

(6)	(A) Investor Growth Capital Ltd, a Guernsey company, P.O. Box 626, National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GY1 4PW, and (B) Investor Group L.P., a limited partnership incorporated under the laws of Guernsey, P.O. Box 626, National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GY1 4PW (the parties listed above in (A) - (B) collectively referred to as “Investor Growth” each such party shall be jointly and severally responsible for Investors Growth’s obligations under this Agreement);

The parties listed under (3), (4), (5) and (6) are jointly referred to as the “Key Shareholders”.

WHEREAS:

(A)	on September 19, 2001, B2 Bredband, the Key Shareholders, NTL Delaware and the other shareholders in B2 Bredband entered into an Investment Agreement (the “Investment Agreement”) and an Amended and Restated Shareholders Agreement (the “Shareholders’ Agreement”), together the “B2 Agreements”. The parties to the Shareholders’ Agreement are listed on Schedule 1 (the “Holders” as defined in the Shareholders’ Agreement and herein).

(B)	on May 8, 2002, NTL Delaware and five of its affiliates (the “NTL Entities”) each filed with the Bankruptcy Court for the Southern District of New York, United States, Case No. 02-41316 (ALG) (the “Bankruptcy Court") a voluntary petition for reorganization relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330. On September 9, 2002, the Bankruptcy Court entered that certain Order Confirming the Second Amended Joint Reorganization Plan of the NTL Entities (the “Reorganized NTL Entities”). Subsequently, on October 11, 2002, the Bankruptcy Court authorized the Reorganized NTL Entities to reject the Investment Agreement and the Shareholders Agreement and directed that any claims asserted against the Reorganized NTL Entities in respect of such Agreements be filed within thirty days. On November 8, 2002, B2 Bredband and the Key Shareholders filed proofs of claim with the Bankruptcy Court asserting damages arising out of Reorganized NTL Entities’ actions in connection with the Investment Agreement and the Shareholders’ Agreement (“Claim Nos. 2384/2386” and “Claim Nos. 2385/2388” respectively).

(C)	Although NTL Delaware is the legal owner of all the NTL B2 Securities, NTL’s holding of Equity Securities is registered in the VPC System in the name of NTL Sweden SPV Inc. and Nogenta Acquisition Holdings B.V., both Affiliates of NTL Delaware, as further specified in Schedule 2 (the “NTL B2 Securities”);

(D)	B2 Bredband and certain Holders are of the opinion that NTL Delaware has failed to make a required investment in B2 Bredband in the amount of SEK 208,999,995.74 in exchange for its proportionate share of Preferred B Shares and Preferred B Warrant Debentures and Preferred B Warrants (all as defined in the Investment Agreement) pursuant to Section 2.05(b) of the Investment Agreement, and that NTL Delaware thereby has committed a material breach as set forth in Section 6.10(b) of the Shareholders’ Agreement;

(E)	NTL is of the opinion that B2 Bredband and the non-NTL Holders have failed to fulfil their obligations to register certain transfers among the NTL entities or to procure such registration, as the case may be;

(F)	AI Capital C.V. has transferred all its securities in B2 Bredband and its Key Shareholder status under the Shareholders’ Agreement to B2 Partners an Affiliate of AI Capital C.V.

(G)	B2 Bredband, NTL and the Key Shareholders have agreed, without any of them accepting any of the abovementioned alleged failures and breaches, to settle the disputes through an agreement involving, inter alia, (i) NTL offering the Holders to acquire all NTL B2 Securities pro rata to their percentage interest in B2 Bredband pursuant to the procedures set forth in Section 6.10 of the Shareholders Agreement and the terms and conditions set out in this Agreement and (ii) all claims and potential claims of whatever nature, whether present or future, by B2 Bredband and the Participating Holders (as defined in sub-clause 3.4) against NTL and its Affiliates relating to NTL’s shareholding in B2 Bredband being effectively and irrevocably waived;

(H)	NOW, THEREFORE the parties agree as follows:

1.	Interpretation

1.1	In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in Schedule 3 shall apply throughout this Agreement, unless the context otherwise requires in a particular case.

1.2	Unless the contrary intention appears in a particular case, the representations and warranties and obligations of each party pursuant to this Agreement shall be several and not joint and any liability of each such party in respect of any breach of any representation, warranty or obligation shall extend only to any loss or damage arising from its or his breach.

2.	Assignment of claim against NTL and Funding Commitments

2.1	B2 Bredband hereby assigns all of its claims against NTL, if any, (including without limitation pursuant to Section 2.05(b) of the Investment Agreement and Claim Nos. 2384/2386) to B2 Partners, Carlyle and Investor Growth in the proportions one third of the potential claims to each such Key Shareholder. NTL hereby consents to such assignment without accepting any liability or obligation to make payment under any claim.

2.2	As consideration for the assignment in clause 2.1 above, each of B2 Partners, Carlyle and Investor Growth hereby undertake in relation to B2 Bredband, severally but not jointly, to subscribe for and make payment of the amounts set forth in Schedule 4 in the on-going issue resolved on by the board of directors of B2 Bredband on April 7, 2003, subject to the terms and conditions of such issue (the “Funding Commitments”).

2.3	This clause 2 shall be null and void if this Agreement is terminated in accordance with the provisions in this Agreement.

3.	Offer of NTL B2 Securities to the Holders

3.1	Upon the terms and conditions of this Agreement, NTL Delaware hereby offers to transfer all NTL B2 Securities to the Holders.

3.2	No later than five Business Days following the date hereof, B2 Bredband shall procure that notice is given to the Holders in accordance with the Shareholders Agreement, Section 6.08, informing the Holders of the right to receive NTL B2 Securities pursuant to the procedures, terms and conditions set forth in the Shareholders Agreement and herein (the “Offer”).

3.3	The terms and conditions of the Offer are the following:

(a)	Subject to the other terms and conditions of the Offer, each Holder shall have the right to receive such number of NTL B2 Securities as corresponds to the percentage of Shares (excluding any Shares held by NTL) that it holds in B2 Bredband as per the date five Business Days before Completion (the “Pro Rata Right”). A preliminary compilation of the Pro Rata Rights as per the last Business Day preceding the date of this Agreement is set forth in Schedule 5. The Pro Rata Right for each individual Holder will be as set forth in Schedule 5 unless such Holder’s holding of Shares changes before the date five Business Days before Completion.

(b)	Holders wishing to accept NTL’s Offer and receive NTL B2 Securities shall execute the Application Form set forth in Schedule 6 and send such Application Form to B2 Bredband.

(c)	Applications to participate in the Offer which have been duly executed and that conform to all the requirements in the Application Form (“Eligible Applications”) shall be deemed to be acceptances of the Offer. Without executing such Application Forms each of the Key Shareholders hereby, severally but not jointly, agrees to accept the Offer and to receive, on the terms and conditions set forth in this Agreement, NTL B2 Securities in accordance with its Pro Rata Right. Each Holder which has filed an Eligible Application and each Key Shareholder is defined herein as an “Eligible Holder”.

(d)	Subject to the other terms and conditions of the Offer, each Holder may in its Application Form apply to receive NTL B2 Securities in excess of each such Holder’s Pro Rata Right, up to 100% of the NTL B2 Securities (the number of Shares which any Holder applies to receive above its Pro Rata Right is defined herein as an “Over Subscription”). The Key Shareholders hereby agree to receive any NTL B2 Securities not obtained by the other Holders, each in the numbers set forth in Schedule 7. The undertaking to receive NTL B2 Securities above each Key Shareholder’s Pro Rata Right shall be regarded as such Key Shareholder’s Over Subscription.

(e)	Each Holder shall have the right to transfer any part of its Pro Rata Right together with a proportionate part of any Over Subscription made to any one Holder or an Affiliate of any one Holder that has adhered to the Shareholders’ Agreement in accordance with the provisions set forth in the Application Form. For the avoidance of doubt, Over Subscriptions shall be stapled to the Pro Rata Right on the basis of which it is made and must therefore be transferred pro rata to the portion of the relevant Pro Rata Right which is transferred.

(f)	In case one or more Holders have not utilized their respective Pro Rata Rights, the remaining NTL B2 Securities shall be received by Eligible Holders having Over-Subscribed or received Over Subscriptions, pro rata to such Eligible Holders aggregate Pro Rata Rights (original or received).

(g)	By execution of this Agreement or the Application Form, each Eligible Holder grants a power of attorney to each of Peder Ramel and Hans Ragnhäll of B2 Bredband individually, or such other person as any of them will nominate, to execute on its or his behalf the Transaction Notes to be executed on Completion and to release on Completion the Transfer Amount to NTL Delaware for any NTL B2 Securities allocated to such Eligible Holder.

(h)	Any Application Forms that do not meet the above criteria are not eligible for participation in the allocation of NTL B2 Securities to be made on Completion (“Non-Eligible Applications”). Any funds received by B2 Bredband relating to Non-Eligible Applications and funds relating to unallocated Over Subscriptions shall be returned to the sending Holder as soon as possible after Completion.

3.4	Any Holder who signs an Application Form automatically becomes a party to this Agreement and shall be deemed a “party” as referred to herein and be bound by all provisions referring to a party irrespective of whether such Holder has filed an Eligible or Non-Eligible Application. Each such Holder and each Key Shareholder are also defined herein as a “Participating Holder” and shall be bound by all provisions referring to a Participating Holder irrespective of whether such Participating Holder has filed an Eligible or Non-Eligible Application.

4.	Transfer of the NTL B2 Securities

4.1	Each Preferred Warrant held by NTL Delaware shall be transferred together with the Preferred Shares to which it is stapled and the consideration for the Preferred Warrant is deemed included in the consideration for such Share.

4.2	The agreed valuation for the NTL B2 Securities shall be USD 0.00215 for each Share held by NTL Delaware (the “NTL Consideration”), equal to USD 375,322 in total for all NTL B2 Securities. B2 Partners shall, however, be entitled to issue to NTL Delaware (and NTL Delaware shall accept) 0.0000215 Class B Participating Units in B2 Partners for each Share held by NTL Delaware instead of the NTL Consideration.

4.3	As provided for in Section 6.10(e) of the Shareholders Agreement, the parties have as part of the settlement set forth in this Agreement agreed that the fee to the Appraiser (as defined in the Shareholders’ Agreement) for establishing the fair market value of the NTL B2 Securities will be borne by the Eligible Holders (as defined in sub-clause 2.4(c)) and, consequently, said fee and expenses shall be paid pro rata in relation to each of the NTL B2 Securities. Therefore, in addition to the NTL Consideration, each Eligible Holder other than the Key Shareholders shall pay USD 0.00201 for each Share received by it or him under this Agreement to the Key Shareholders as compensation for expenses incurred by the Key Shareholders in connection with this Agreement (the “Key Shareholder Compensation”), together with the NTL Consideration equal to USD 0.00416 in total for each Share (the “Transfer Amount”).

4.4	The transfer of NTL B2 Securities shall be completed on the Completion Date (as defined in sub-clause 6.1 below).

4.5	It is hereby acknowledged and agreed by all parties hereto that B2 Partners shall be entitled to settle any transfer of NTL B2 Securities to B2 Partners in accordance with Schedule 8 and 9.

5.	Covenants up to the Completion

5.1	NTL covenants that during the period between the date hereof and Completion it shall abstain from, directly or indirectly, exercising any rights relating to the ownership of the NTL B2 Securities, including but not limited to participation at any shareholders meetings held in B2 Bredband and participation in any capital raisings in B2 Bredband, provided that no other party hereto is at such time in material breach of its obligations hereunder.

5.2	NTL Delaware, NTL Sweden and Nogenta shall, on the date hereof, file the notifications attached hereto as Schedule 10 and B2 Bredband shall on the date hereof execute all VPC’s standard form documents for approval of transfers that are required in order to execute the registration measures in the VPC System necessary for all NTL B2 Securities to be registered in the name of NTL Delaware in its VP account number 99585693 well in advance of Completion (the “NTL Internal Transfer”).

5.3	NTL covenants that it shall procure that Messrs. Bruno Claude and Aizad Hussein, as per the Completion Date resigns from the board of directors of B2 Bredband and waives all claims in relation to B2 Bredband other than normal wages for services rendered to that date.

5.4	At least five Business Days before the Completion Date, all Participating Holders shall have transferred its part of the Transfer Amount or the NTL Consideration, as applicable, (assuming that each Participating Holder will receive the allocation of all Shares applied for)

to a client account of Advokatfirman Vinge (“Vinge”) as set forth in the Application Form where such funds shall stand for the account of the Participating Holders.

5.5	At least four Business Days before Completion, B2 Bredband shall determine which Participating Holders are Eligible Holders and allocate the NTL B2 Securities among the Eligible Holders in accordance with the provisions in clause 3.

5.6	At least three Business Days before Completion, B2 Bredband shall inform NTL Delaware of the names, VP accounts and other relevant information relating to the Eligible Holders and of the allocation of the NTL B2 Securities among such Eligible Holders.

5.7	At least two Business Day before Completion, B2 Bredband shall provide NTL Delaware with a specification of the client account of Vinge showing that the NTL Consideration (in cleared US dollar funds), less any NTL Consideration relating to NTL B2 Securities to be transferred in accordance with Schedule 9, is standing on such client account, ready to be transferred to NTL Delaware.

5.8	If any covenant of NTL in this clause 5 has not been fulfilled on its relevant date for reasons attributable to NTL, the Key Shareholders shall be entitled to postpone the Completion to a date not more than 10 Business Days after the scheduled date of Completion one or more times until Completion occurs or, if NTL’s failure is material, to terminate this Agreement. No claims by any of the parties hereto either arisen before, through or after this Agreement shall be prejudiced by such termination. For the avoidance of doubt, if Completion has not occurred on the Completion Date for reasons attributable to NTL, the Key Shareholders are not obliged to terminate this Agreement but may in lieu thereof enforce this Agreement.

5.9	If any covenant of any other party than NTL in this clause 5 has not been fulfilled on its relevant date for reasons not attributable to NTL, NTL shall postpone the Completion to a date not more than 10 Business Days after the scheduled date of Completion one or more times until Completion occurs.

6.	Completion

6.1	Completion shall take place at the offices of Vinge, Smålandsgatan 20, Stockholm on the Completion Date 30 May 2003 at 2 p.m. or at such other date as the parties may agree or at such other date to which Completion is postponed in accordance with this Agreement (the “Completion Date”).

6.2	At Completion each party shall do or procure to be done all acts required by such party in order to consummate the transactions contemplated by this Agreement, including that:

(a)	B2 Bredband shall undertake the final allocation of the NTL B2 Securities to the Eligible Holders in accordance with the provisions in clause 3 and 4;

(b)	NTL Delaware, shall execute the Transaction Notes, required by NTL Delaware to effect the transfer of the NTL B2 Securities to the Eligible Holders in accordance with clause 3 and 4;

(c)	B2 Bredband on behalf of each of the Eligible Holders, in accordance with the final allocations made, shall execute the Transaction Notes, required by such parties to effect the transfer of the NTL B2 Securities to the Eligible Holders in accordance with clause 3 and 4;

(d)	upon execution of the Transaction Notes in (c) above, NTL Delaware shall without undue delay instruct its custodian (Sw.“Kontoförande Institut") Carnegie to transfer the NTL B2 Securities from NTL Delaware’s VP account to the VP accounts of each Eligible Holder in accordance with B2 Bredband’s instructions as set forth in Clause 5.6;

(e)	upon NTL Delaware’s execution of the Transaction Notes in (c) and the receipt by B2 Bredband of confirmation from Carnegie of the transfers to the VP accounts in (d) above, the NTL Consideration standing at Vinge’s client account shall immediately be deemed pledged by all the respective Eligible Holders to NTL Delaware as security for the due performance of the Eligible Holders’ obligations in connection with satisfying the NTL Consideration;

(f)	Upon receipt of the confirmation of the transfer of all NTL B2 Securities in accordance with sub-clause 6.2(d) above, (i) B2 Bredband (on behalf of each of the Eligible Holders and NTL Delaware as pledgee) shall, in accordance with the Transaction Notes, instruct Vinge to release the NTL Consideration for all NTL B2 Securities to NTL Delaware at its client account with Gernandt & Danielsson Advokatbyrå AB, at Östgöta Enskilda Bank, bank account no 1342-01-09180 and the Key Shareholder Compensation to the Key Shareholders in accordance with joint instructions made by the Key Shareholders, and (ii) B2 Partners and NTL Delaware shall execute any and all documents required to the issue to NTL Delaware Class B Participating Units in B2 Partners in accordance with Schedule 8.

6.3	If Completion has not occurred on the Completion Date for reasons attributable to NTL, the Key Shareholders shall be entitled to postpone the Completion to a date not more than 10 Business Days after the scheduled date of Completion or, if NTL’s failure is material, terminate this Agreement. No claims by any of the parties hereto either arisen before, through or after this Agreement shall be prejudiced by such termination. For the avoidance of doubt, if Completion has not occurred on the Completion Date for reasons attributable to NTL, the Key Shareholders are not obliged to terminate this Agreement but may in lieu thereof enforce this Agreement.

6.4	If Completion has not occurred on the Completion Date for reasons attributable to B2 Bredband, NTL and the other Key Shareholders shall agree to postpone the Completion to a date not more than 10 Business Days after the scheduled date of Completion.

6.5	Promptly after Completion, B2 Bredband shall send notice to each of the Participating Holders informing of any allocations of NTL B2 Securities to such Participating Holder and any return of funds to such Participating Holder.

7.	Representations and Warranties

7.1	Each of the Participating Holders warrants severally, but not jointly, to the other parties that on the date hereof and on the Completion Date:

(a)	it or he has the requisite power and authority to enter into and perform, and has taken all necessary action (corporate or otherwise) to authorise the execution and performance of, its or his obligations under this Agreement; and

(b)	it is sole owner of the number of Common Shares,Preferred B Shares and Preferred C Shares set forth in Schedule 4.

7.2	B2 Bredband warrants to each of the other parties that on the date hereof and on the Completion Date:

(a)	it has the requisite power and authority to enter into and perform, and has taken all necessary action (corporate or otherwise) to authorise the execution and performance of, its obligations under this Agreement;

(b)	it is not insolvent;

(c)	this Agreement is not in contravention of any provision of its articles of association or the Swedish Companies Act;

7.3	Each of NTL Delaware, NTL Sweden and Nogenta warrants, jointly and severally, to each of the other parties that on the date hereof and on the Completion Date:

(a)	it has the requisite power and authority to enter into and perform, and has taken all necessary action (corporate or otherwise) to authorise the execution and performance of, its obligations under this Agreement, and the execution and performance of the Agreement by NTL requires no further approval of any governmental authority or other third party of any kind;

(b)	the NTL B2 Securities constitute all securities in B2 Bredband held by NTL, NTL Delaware is the sole owner of the NTL B2 Securities and NTL Sweden and Nogenta make no claim of any ownership or any other right to the NTL B2 Securities and, subject only to the registration measures in clause 5, NTL Delaware has the full power, right and authority to transfer full ownership and legal title to the Eligible Holders without any claims of others to such NTL B2 Securities as set forth in this Agreement;

(c)	except as set forth in the Shareholders Agreement and in the articles of association of B2 Bredband, there is no mortgage, pledge, lien, option, right to acquire, assignment by way of security or any other security interest, encumbrance or third party right of any kind or any agreement to create any of the foregoing; on, over or affecting any of the NTL B2 Securities, nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

7.4	In the event of a breach of one or more of the Warranties set forth in this clause 7 (a “Warranty Breach”), the non-breaching parties affected by such Warranty Breach may require that the breaching party shall immediately use its best efforts to rectify the Warranty Breach and furthermore indemnify the non-breaching parties and hold such parties harmless from the damages resulting from the Warranty Breach. In no event, other than where specifically indicated, shall one or more of the parties be liable for a Warranty Breach by another party.

7.5	Except as otherwise expressly provided by the Warranties set forth in this clause 7, each party hereto expressly disclaims any representations or warranties of any kind or nature, express, implied or statutory as well as any remedies not set forth herein (including, without limitation, remedies under the Sale of Goods Act). Each party confirms that in entering into this Agreement it has not relied on any assumptions not expressly described as such in this Agreement.

8.	Waivers

8.1	In consideration for the right to receive NTL B2 Securities under this Agreement, and without prejudice to the generality of the sub-clauses below, each of B2 Partners, Carlyle and Investor Growth expressly waive any claims against NTL, if any, transferred to such Key Shareholders pursuant to clause 2 above provided that Completion takes place through this Agreement and B2 Bredband consents to such waiver. B2 Bredband further confirms that after such assignment and provided that Completion takes place through this Agreement it does not have any claims of any nature against NTL or NTL’s Affiliates, employees and agents or the directors and deputy directors nominated by NTL to the B2 Bredband board. With respect to the directors and deputy directors nominated by NTL to the B2 Bredband board, subject to the condition that B2 Bredband’s auditors do not oppose discharge from liability for such directors and deputy directors on the following general meeting of shareholders of B2 Bredband.

8.2	On this date, but effective upon the earlier of (i) Completion, (ii) the date scheduled for Completion in Clause 6.1 if on such date Completion has not occurred for any reason directly attributable to the Key Shareholders and/or B2 Bredband (except if attributable to NTL), and (iii) the date to which Completion has been postponed in accordance with the terms of this Agreement if on such date Completion has not ocurred for any reason directly attributable to the Key Shareholders and/or B2 Bredband (except if attributable to NTL), and except for claims arising as a consequence of breach of this Agreement, each of B2 Bredband and the Participating Holders (on behalf of itself and such Participating Holder’s Affiliates) waives any and all claims of whatever nature relating to NTL’s holding of the NTL B2 Securities that B2 Bredband, such Participating Holder or any of their Affiliates, successors and assigns has or may have against NTL, the Reorganized NTL Entities or their Affiliates, employees and agents or the directors and deputy directors nominated by NTL to the B2 Bredband board. Furthermore, each Participating Holder undertakes to vote for the release of liability of Messrs Bruno Claude and Aizad Hussein at the following annual general meeting of B2 Bredband. The aforesaid waiver and undertaking to vote are, with respect to the directors and deputy directors nominated by NTL to the B2 Bredband board, subject to the condition that B2 Bredband’s auditors do not oppose discharge from liability for such directors and deputy directors on the following general meeting of shareholders of B2 Bredband. For the avoidance of doubt, with respect to (ii) and (iii) above, any type of unforeseen events of force majeure-nature shall under no circumstances be deemed directly attributable to the Key Shareholders and/or B2 Bredband.

8.3	From this date, but effective upon the earlier of (i) Completion, (ii) the date scheduled for Completion in Clause 6.1 if on such date Completion has not occurred for any reason directly attributable to the Key Shareholders and/or B2 Bredband (except if attributable to NTL), and (iii) the date to which Completion has been postponed in accordance with the terms of this Agreement if on such date Completion has not occurred for any reason directly attributable to the Key Shareholders and/or B2 Bredband (except if attributable to NTL), and except for claims arising as a consequence of breach of this Agreement, neither B2 Bredband nor any Participating Holder (or any of their Affiliates) shall have the right to pursue any claims against NTL or NTL’s Affiliates, employees and agents or the directors and deputy directors nominated by NTL to the B2 Bredband board, whether directly or indirectly (including through other legal entities), relating to NTL’s holding of the NTL B2 Securities provided with respect to the directors and deputy directors nominated by NTL to the B2 Bredband board that B2 Bredband’s auditors do not oppose discharge from liability for such directors and deputy directors on the following general meeting of shareholders of B2 Bredband. For the avoidance of doubt, with respect to (ii) and (iii) above, any type of unforeseen events of force majeure-nature shall under no circumstances be deemed directly attributable to the Key Shareholders and/or B2 Bredband.

8.4	On this date, but effective upon the earlier of (i) Completion, (ii) the date scheduled for Completion in Clause 6.1 if on such date Completion has not occurred for any reason attributable to NTL, and (iii) the date to which Completion has been postponed in accordance with the terms of this Agreement if on such date Completion has not ocurred for any reason attributable to NTL, and except for claims arising as a consequence of breach of this Agreement, NTL (on behalf of itself and its Affiliates, employees, agents and the directors and deputy directors nominated by NTL to the B2 Bredband board (collectively the “NTL Persons”)) waives any and all claims of whatever nature by NTL or its Affiliates relating to B2 Bredband that NTL or the NTL Persons or any of their successors and assigns has or may have against B2 Bredband or the Participating Holders or any of their Affiliates, employees and agents (including any directors and deputy directors of B2 Bredband).

8.5	From this date, but effective upon the earlier of (i) Completion, (ii) the date scheduled for Completion in Clause 6.1 if on such date Completion has not occurred for any reason attributable to NTL, and (iii) the date to which Completion has been postponed in accordance with the terms of this Agreement if on such date Completion has not ocurred for any reason attributable to NTL, and except for claims arising as a consequence of breach of this Agreement, neither NTL nor any of its Affiliates shall have the right to pursue any claims against B2 Bredband or the Participating Holders or any of their employees, agents or directors and deputy directors, whether directly or indirectly (including through other legal entities), relating to NTL’s holding of Equity Securities in B2 Bredband.

8.6	Following Completion, B2 Bredband and the Participating Holders, to the extent applicable, shall promptly, following the request of NTL, (i) assist NTL in procuring entry of a Bankruptcy Court order approving the Reorganized NTL Entities’ settlement of Claim Nos. 2384/2386 and Claim Nos. 2385/2388 contained herein, (ii) assist NTL in procuring the Bankruptcy Court’s denial of Claim Nos. 2384/2386 and Claim Nos. 2385/2388, and/or (iii) file a notice of withdraw of Claim Nos. 2384/2386 and Claim Nos. 2385/2388 in the Bankruptcy Court. Each party agrees to bear its respective costs in respect of such proceedings and all previous proceedings before the Bankruptcy Court.

8.7	This clause 8 shall be null and void if this Agreement is terminated in accordance with the provisions in this Agreement.

9.	Shareholders Agreement

9.1	All parties to this Agreement hereby acknowledge and accept (i) that this Agreement is in full compliance with the B2 Agreements (including for the avoidance of doubt Section 6.10 of the Shareholders’ Agreement), and (ii) that NTL’s former Key Shareholder status under the Shareholders’ Agreement is null and void and not transferred under this Agreement.

9.2	Furthermore, subject to Completion, each of B2 Bredband and the Participating Holders, severally, but not jointly, terminate the Shareholders’ Agreement in relation to NTL, following which NTL shall not be bound vis-a-vis B2 Bredband and the Participating Holders by any provision therein other than Section 5.01.

10.	Termination

This Agreement may not be terminated except in the circumstances and subject to the conditions expressly set forth for herein. Notwithstanding any provision to the contrary herein, no party shall have the right to terminate this Agreement for a breach or misrepresentation committed by any other party than NTL except with the express written consent of NTL.

11.	Confidentiality and Public Announcements

11.1	No party shall make (or allow any other person to make) any public announcement concerning this Agreement or any ancillary matter before, on or after Completion except that NTL and the Reorganized NTL Entities shall be permitted to attach a copy of and describe and refer to this Agreement in any pleadings filed to obtain the Bankruptcy Court order described in sub-clause 8.6 above.

11.2	Nothing in this clause 11 shall prevent any announcement being made or any confidential information being disclosed:

(a)	with the written approval of the other parties, which in the case of any announcement shall not be unreasonably withheld or delayed; or

(b)	to the extent required by law, any competent regulatory body or applicable stock listing requirements, but a party required to disclose any confidential information shall promptly notify the other parties, where practicable and lawful to do so, before disclosure occurs and co-operate with the other parties regarding the timing and content of such disclosure or any action which the other parties may reasonably elect to take to challenge the validity of such requirement.

11.3	In case an announcement shall be made in accordance with sub-clause 11.2 above, the announcing party shall use its best reasonable efforts to have the contents of such announcement agreed between B2 Bredband, NTL Delaware and the Key Shareholders in advance.

12.	Notices

Any notice, request, instruction or other document to be given hereunder by or to any party shall, unless explicitly stated otherwise, be in writing (including fax or similar writing) and shall be given to such party at its address set forth in Schedule 1, or to such other address or fax number as the party to whom notice is to be given may provide in a written notice to the other parties, a copy of which written notice shall be on file with the general counsel of B2 Bredband. Each such notice, request or other communication shall be effective (i) if given by fax, when such fax is transmitted to the fax number specified in this clause and the appropriate confirmation is received or (ii) if given by express mail, 72 hours after such communication is deposited in the express mail service, with postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this clause 12, so long as in the case of each of clauses (i), (ii) and (iii), such notice, request, instruction or other document was received by the recipient before 5:00 p.m. in the place of receipt and that day is a Business Day. Otherwise, any notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In calculating any notice or time period under this Agreement, the Parties agree that any such period shall be deemed to exclude the day when the notice is received or deemed received, but shall be deemed to include the day when the period is to lapse or otherwise take effect.

13.	Miscellaneous

13.1	All parties to this Agreement, other than B2 Bredband, hereby acknowledge and accept B2 Bredband to act as intermediary pursuant to and in accordance with this Agreement in the transfer of the NTL B2 Securities hereunder. Each such party hereby waives any right to raise monetary claims against B2 Bredband or any of its officers for any actions taken by B2 Bredband or any of its officers under this Agreement, other than where the basis of such claims is a breach of sub-clause 7.2 or where there is a case of fraud, wilful breach, wilful misconduct, wilful concealment or gross negligence.

13.2	Except as otherwise set forth in this Agreement, each party shall pay the costs, expenses and advisors’ fees incurred by it in connection with the entering into and completion of this Agreement.

13.3	This Agreement may be executed in any number of counterparts. Execution in counterparts has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.4	The rights of each party under this Agreement may be waived only in writing and specifically. Any delay in the exercise or non-exercise of any such right is not a waiver of that right.

13.5	Changes and additions to this Agreement must, in order to be effective, be in writing and duly executed by the parties.

13.6	If any provision of this Agreement shall be fully or partly invalid or unenforceable, the validity and enforceability of all other provisions shall not be affected. The invalid or unenforceable provision shall be substituted by a valid and enforceable provision that reflects as close as possible the economic intention of the parties intended by the invalid or unenforceable provision. Any invalidity or unenforceability affecting the obligations of one or more parties hereunder shall not render the Agreement invalid as between the other parties.

14.	Entire Agreement

This Agreement and the documents referred to herein and any related agreements executed by the parties on the date of this Agreement contain the entire agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to these transactions. For the avoidance of doubt the Shareholders’ Agreement shall, save for the termination in relation to NTL as set out in sub-clause 9.2, remain in full force between the remaining parties thereto.

15.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Sweden.

16.	Arbitration

16.1	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall, unless otherwise mutually resolved by the parties, be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the “Rules”), as amended or supplemented by the provisions below, by an arbitral tribunal of three (3) arbitrators.

16.2	The place of arbitration shall be Stockholm, and the language to be used in any such arbitration proceedings shall be English.

16.3	All three arbitrators shall be appointed by the Institute.

16.4	In the event that a request for arbitration between any of the parties has been filed with the Institute, the Institute shall notify all other parties of the request for arbitration.

16.5	If an arbitral proceeding between two or more parties to this Agreement have been initiated, another party to this Agreement who wishes to initiate an arbitral proceeding against any party or parties, shall submit its request for arbitration to the arbitral tribunal and the Institute. The arbitral tribunal shall, after having consulted the parties in the ongoing arbitration proceeding and the parties to the new arbitration proceeding, decide whether or not the two proceedings shall be settled by the same arbitral tribunal and in one proceeding only.

16.6	If the arbitral tribunal considers the new request to be submitted at such a late stage of the proceedings that a consolidation would delay the proceedings unacceptably, the arbitral tribunal shall decide that the disputes shall be settled separately.

16.7	If arbitration is initiated by one party against several parties on grounds that are substantially similar, the arbitral tribunal shall decide that the proceedings shall be consolidated.

16.8	If two or more proceedings have been consolidated, the arbitral tribunal may subsequently, after having given due opportunity to the parties in the proceedings to express their views on the matter, decide that a particular dispute or particular disputes referred to it shall be settled separately.

16.9	The arbitral tribunal may dispose of the disputes referred to it by rendering one or several awards. This shall not limit the power of the tribunal under Section 34 of the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce to render separate awards for separate issues or parts of the matters in dispute.

16.10	All meetings and hearings shall be in private unless the parties agree otherwise. The parties may not disclose or communicate to any person information concerning the arbitration or the award. This information is to be treated as strictly confidential by the parties.

16.11	No party shall have the right to terminate this arbitration clause in whole or with respect to its obligations hereunder.

16.12	No party shall initiate a lawsuit against any other party where the basis of such lawsuit is within the scope of this clause, except in the situation where neither the laws of the place where the other party has its residence nor where such party’s assets are located would recognise any arbitration award which may be rendered against such party under this clause, in which event such party shall be subject to suit in any court of competent jurisdiction.

17.	Exclusive jurisdiction over claims against NTL

17.1	Notwithstanding clause 16 above or anything in this Agreement to the contrary, after Completion has taken place, any claims of whatever nature, except for claims pursuant to Clauses 7.3 and 7.4 in this Agreement, by any of the parties hereto or their successors or assigns in respect of NTL’s holding of securities in B2 (including, but not limited to Claim Nos. 2384/2386, and Claim Nos. 2385/2388) against NTL, the Reorganized NTL Entities, or their Affiliates, shall be subject to the exclusive jurisdiction of the Bankruptcy Court or if jurisdiction is not available at such venue, to the jurisdiction of a competent court of New York.

17.2	This clause 17 shall be null and void if this Agreement is terminated in accordance with the provisions in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NTL (DELAWARE) INC.	NTL SWEDEN SPV INC.

By: /s/ Jeff Wyman	By: /s/ Jeff Wyman

Name: Jeff Wyman	Name: Jeff Wyman
Title: Vice President	Title: Vice President

NOGENTA SWEDISH ACQUISITION HOLDING B.V	B2 BREDBAND AB (PUBL)

By: /s/ Jeff Wyman	By: /s/ Hans Ragnhäll

Name: Jeff Wyman	Name: Hans Ragnhäll
Title: Vice President	Title: General Counsel

CONTINUUM GROUP LIMITED	B2 PARTNERS, LLC. By: AIM Telecom, LLC, its Manager

By: /s/ Jean-Francois Astier	By: /s/ Peter L. Thoren

Name: Jean-Francois Astier	Name: Peter L. Thoren
Title:	Title: Manager

CARLYLE VENTURE PARTNERS, L.P.	CARLYLE U.S. VENTURE PARTNERS, L.P.

By: TCG Ventures Ltd.	By: TCG Ventures, L.L.C.
By: TCG Group, L.L.C.
By: TCG Holdings, L.L.C.

By: /s/ Daniel A. D’Aniello	By: /s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello	Name: Daniel A. D’Aniello
Title: Director	Title: Director

CARLYLE VENTURE COINVESTMENT L.L.C.	C/S VENTURE INVESTORS, L.P.

By: TCG Ventures, L.L.C.	By: TCG Ventures Ltd.
By: TC Group, L.L.C.
By: TCG Holdings

By: /s/ Daniel A. D’Aniello	By: /s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello	Name: Daniel A. D’Aniello
Title: Director	Title: Director

C/D EUROPE PARTNERS, L.P.	C/M EUROPE PARTNERS, L.P.

By: CEP General Partner, L.P.	By: CEP General Partner, L.P.
By: CEP Investment Administration Ltd	By: CEP Investment Administration Ltd

By: /s/ Daniel A. D’Aniello	By: /s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello	Name: Daniel A. D’Aniello
Title: Director	Title: Director

CARLYLE EUROPE COINVESTMENT, L.P.

By: CEP General Partner, L.P.
By: CEP Investment Administration Ltd

By: /s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello
Title: Director

CARLYLE EUROPE PARTNERS, L.P.	CARLYLE CAPITAL COINVESTMENT, L.P.

By: CEP General Partner, L.P.	By: SCPI General Partner LTD.
By: CEP Investment Administration Ltd

By: /s/ Daniel A. D’Aniello	By: /s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello	Name: Daniel A. D’Aniello
Title: Director	Title: Director

INVESTOR GROWTH CAPITAL LTD	INVESTOR GROUP L.P.

By: /s/ R. De Heus	By: /s/ R. De Heus

Name: R. De Heus	Name: R. De Heus
Title: B. Director	Title: B. Director

SCHEDULE 1

The parties to the Shareholders’ Agreement

1.	NTL (Delaware) Inc. (its previous name NTL Incorporated), a Delaware company with its registered address at 110 East 59th Street, New York, NY 10022 USA;

2.	NTL Sweden SPV Inc., a Delaware company with its registered address at 110 East 59th Street, New York, NY 10022 USA;

3.	Nogenta Swedish Acquisition Holding B.V., a Dutch company with its registered address at Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands;

4.	B2 Bredband AB (publ), Reg. No. 556557-5825, a Swedish corporation with its registered address at Årstaängsvägen 21B, SE-11743, Stockholm, Sweden;

5.	Continuum Group Limited, a Bermuda corporation with its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda;

6.	B2 Partners, LLC, a Delaware limited liability company with its principal office at 730 Fifth Avenue, New York, N.Y. 10019,;

7.	Carlyle Venture Partners, L.P., a Cayman Islands exempted limited partnership, Kirk House, P.O. Box 1100-G, Grand Cayman, Cayman Islands, British West Indies;

8.	Carlyle U.S. Venture Partners, L.P., a Delaware limited partnership, c/o Delaware Trust Capital Management, 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801;

9.	Carlyle Venture Coinvestment, L.L.C., a Delaware limited liability company, c/o Delaware Trust Capital Management, 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801;

10.	C/S Venture Investors, L.P., a Cayman Islands exempted limited partnership, Kirk House, P.O. Box 1100-G, Grand Cayman, Cayman Islands, British West Indies;

11.	C/D Europe Partners, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS / P.O. Box 543, 3 North Side Vale, Guernsey, GY 7 6HJ Channel Islands, Great Britain;

12.	C/M Europe Partners, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS / P.O. Box 543, 3 North Side Vale, Guernsey, GY 7 6HJ Channel Islands, Great Britain;

13.	Carlyle Europe Co Investment, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS / P.O. Box 543, 3 North Side Vale, Guernsey, GY 7 6HJ Channel Islands, Great Britain;

14.	Carlyle Europe Partners, L.P., a Guernsey exempted company, P.O. Box 87, Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey, Channel Islands GY1 4BS / P.O. Box 543, 3 North Side Vale, Guernsey, GY 7 6HJ Channel Islands, Great Britain;

15.	Carlyle Capital Coinvestment Partners, L.P., a Cayman Islands limited partnership Walker House, P.O. Box 265, Georgetown, Grand Cayman, Cayman Islands;

16.	Investor Growth Capital Ltd, a Guernsey company, P.O. Box 626, National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GY1 4PW;

17.	Investor Group L.P., a limited partnership incorporated under the laws of Guernsey, P.O. Box 626, National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GY1 4PW;

18.	BCI Investments Limited, a Cayman Islands company with its registered office at Rawlin Son & Hunter, Attn: Alan Milgate, 1 Capital Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands B.W.1;

19.	Framtidsfabriken AB (publ), Reg. No. 556528-6886, a company incorporated under Swedish law with its principal place of business at Drottninggatan 33, Stockholm, Sweden;

20.	Intel Atlantic Inc., a company incorporated under the laws of the state of Delaware, USA, with its principal place of business at 2200 Mission College Boulevard, Santa Clara, California 95052-

8119, USA/ Intel Corporation, Att: Eddie Lee, 2200 Mission College BLVD, Santa Clara CA 98052, USA;

21.	Originators Investment Plan L.P. c/o Morgan Stanley, Att. James Keane, 1585 Broadway, 35th Floor, New York, NY 10036, USA;

22.	Morgan Stanley Dean Witter Equity Funding Incorporated, c/o Morgan Stanley, Att. James Keane, 1585 Broadway, 35th Floor, New York, NY 10036, USA;

23.	Morgan Stanley & Co. Incorporated, c/o Morgan Stanley, Att. James Keane, 1585 Broadway, 35th Floor, New York, NY 10036, USA;

24.	Secura Int. Services Ltd., a company established under the laws of Alderney, with its registered address at Century House, 12 Victoria Street, Alderney, Channel Islands, GY93UF, Great Britain / St Peter Port, Helvetia Court, Guernsey, Channel Island GY 14EE, , Great Britain;

25.	AB Novestra (publ), Reg. No. 556539-7709, a company incorporated under Swedish law with its principal place of business at Norrlandsgatan 16, Stockholm, Sweden;

26.	Jonas Birgersson, Stora Fiskaregatan 15 A, 222 24 Lund, Sweden;

27.	Jan Nilsson, Gävlegatan 9, 113 30 Stockholm, Sweden;

28.	Jan Erik Fiske, Rödabergsgatan 11A, 3tr, 113 33 Stockholm, Sweden;

29.	Peter Ekelund, PL 5857, Olastorp, 269 95 Båstad, Sweden;

30.	Johan Ekelund, Ulrikagatan 11, 115 23 Stockholm, Sweden/Gyllenstiernsgatan 15, 5tr, 115 26 Stockholm, Sweden;

31.	Fredrik Ekelund, Ulrikagatan 11, 115 23 Stockholm, Sweden/Gyllenstiernsgatan 15, 5tr, 115 26 Stockholm, Sweden;

32.	Maria Ekelund, Ulrikagatan 11, 115 23 Stockholm, Sweden/Gyllenstiernsgatan 15, 5tr, 115 26 Stockholm, Sweden;

33.	Mattias Söderhielm, Grubbensringen 21, 3tr 14, 112 69 Stockholm, Sweden;

34.	Johan Edfeldt, Hammarbacken 8, 182 35 Danderyd, Sweden;

35.	Fredrik Grunwald, Herrviksvägen 21, 139 40 Värmdö, Sweden;

36.	Lars Lindgren, 40, Rue des Sablons, 787 50 Mareil-Marly, France;

37.	Martin Gemvik, Auravägen 35, 3 tr, 182 68 Djursholm, Sweden/ Törnrosvägen 17, 182 75 Stocksund, Sweden;

38.	Sture Lundén, Östra Ågatan 9, 4tr, 753 22 Uppsala, Sweden;

39.	Per-Henrik Norhagen, Villagatan 10, 114 32 Stockholm, Sweden;

40.	Peter Svanfeldt, Alvägen 31, 191 33 Sollentuna, Sweden / Banérgatan 4, 4tr, 114 56 Stockholm, Sweden;

41.	Lars-Åke Norling, Förrådsgatan 8, 4tr, 169 39 Solna, Sweden;

42.	Jan Morten Ruud, Robertsviksvägen 21, 182 35 Danderyd, Sweden;

43.	Nils Petter Tetlie, Eriksbergsgatan 13, 114 30 Stockholm, Sweden;

44.	Finn Terje Schöyen, Pareliusv 5E, 1177 Oslo, Norway;

45.	Harald Nordstrand, Ankerveien 43, 0785 Oslo, Norway;

46.	Trond Fossum, c/o Bredbandsbolaget, Box 7394, 103 91 Stockholm;

47.	Jadar Dokka, Hagaveien 18A, 0980 Oslo; Norway;

48.	Ivar Vebostad, Tryggve Nilsens Vei 39, 1061 Oslo, Norway;

49.	Geir Ove Jensen, Nordlysveien 7, 0489 Oslo, Norway;

50.	Wireless Competence Center B.V., Postbus 741, 1000 AS Amsterdam, The Netherlands;

51.	Moa Söderhielm, Grubbensringen 21, 3tr 14, 112 69 Stockholm;

52.	Broadband Internet Group BV, Klosenkamp 4, 7591 WN Denekamp, The Netherlands; and

53.	Anne Nilsson, Gävlegatan 9, 3tr, 113 30 Stockholm, Sweden.

SCHEDULE 2

NTL B2 Securities

	VPC-code	Number	Owner	VPC Registered Holder

Shares

Common Shares	AKA	76,558,016	NTL Delaware	NTL Sweden SPV Inc. (blocked VP-account)

Preferred B Shares	AKPRB	90,973,331	NTL Delaware	NTL Sweden SPV Inc. (blocked VP-account)

Preferred C Shares	AKPRC	7,036,929	NTL Delaware	NTL Sweden SPV Inc. (blocked VP-account)

Warrants

Preferred B Warrants	TO 8 PRB	9,097,332	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

Preferred B Warrants	TO 9 PRB	9,097,332	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

Preferred B Warrants	TO 10 PRB	9,097,332	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

Preferred C Warrants	TO 11 PRC	703,693	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

Preferred C Warrants	TO 12 PRC	703,693	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

Preferred C Warrants	TO 13 PRC	703,693	NTL Delaware	Nogenta Swedish Acquisition Holding B.V.

SCHEDULE 3
INTERPRETATION

In this Agreement:

“Affiliate” shall have the meaning set forth in the Shareholders’ Agreement;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open in Stockholm for normal business;

“Common Shares” means the series A shares, par value SEK 0.01 per share, of B2 Bredband;

“Completion” means completion of the transfer of the NTL B2 Securities in accordance with this Agreement;

“Preferred B Shares” means the series B preferred shares, par value SEK 0.01 per share, of B2 Bredband;

“Preferred B Warrants” means the detachable warrants in three series to subscribe for new Preferred B Shares in B2 Bredband, with VPC code TO 8 PRB, TO 9 PRB and TO 10 PRB, respectively, in the VPC System, issued as anti-dilution protection for the Preferred B Shares issued under the Investment Agreement;

“Preferred C Shares” means the series C preferred shares, par value SEK 0.01 per share, of B2 Bredband;

“Preferred C Warrants” means the detachable warrants in three series to subscribe for new Preferred C Shares in B2 Bredband, with VPC code TO 11 PRC, TO 12 PRC and TO 13 PRC, respectively, in the VPC System, issued as anti-dilution protection for the Preferred C Shares issued under the Investment Agreement;

“Preferred Shares” means the Preferred B Shares and the Preferred C Shares;

“Preferred Warrants” means the Preferred B Warrants and the Preferred C Warrants;

“Shares” means the Common Shares and the Preferred Shares. The term “Share”, when used in this Agreement shall, where the contexts permits, include the Preferred Warrant stapled to such Share;

“VPC” means VPC AB; and

“VPC System” means the Swedish Securities System maintained by (VPC AB).

SCHEDULE 4
THE FUNDING COMMITMENTS

	shares as per	Tranche A	Tranche B	total Loan
Name	7-apr-03	(SEK)	(SEK)	(SEK)

B2 Partners, LLC	84,882,669	66,666,667	50,000,000	116,666,667
Investor Growth Capital Ltd.	74,387,395	46,666,667	35,000,000	81,666,668
Carlyle Europe Partners L.P.	48,253,182	39,299,805	29,474,854	68,774,659
Investor Group L.P	31,880,311	19,999,999	15,000,000	34,999,999
Carlyle Capital Coinvestments L.P.	11,499,547	9,365,806	7,024,355	16,390,161
Carlyle Venture Partners L.P.	10,543,964	8,587,532	6,440,649	15,028,181
C/M Europe Partners, L.P.	3,403,385	2,771,887	2,078,915	4,850,802
C/S Venture Investors L.P.	2,200,968	1,792,578	1,344,434	3,137,012
Carlyle Europe Coinvestment L.P.	1,824,234	1,485,747	1,114,311	2,600,058
Carlyle Venture Coinvestment, LLC	1,642,011	1,337,336	1,003,002	2,340,338
Carlyle U.S. Venture Partners, L.P.	1,398,448	1,138,966	854,225	1,993,191
C/D Europe Partners, L.P.	1,089,089	887,009	665,256	1,552,265

TOTAL	273,005,203	200,000,000	150,000,000	350,000,000

SCHEDULE 6
APPLICATION FORM

This Application Form shall be submitted to: B2 Bredband AB (publ) att. Hans Ragnhäll By mail: P.O. Box 47645, SE-117 43 Stockholm or by fax: +46 8 549 046 08

APPLICATION FORM PURCHASE OF NTL B2 SECURITIES

On the terms and conditions of the Agreement relating to the transfer of certain securities in B2 Bredband AB (publ) dated 30 April 2003 (the “Settlement Agreement”), Exhibit 1, the Holders (as defined in the Settlement Agreement) are entitled to receive NTL B2 Securities through this Application Form. Defined terms used herein shall have the same meaning as in the Settlement Agreement.

APPLICATION TO
RECEIVE THE
FOLLOWING
	Pro Rata Right	Maximum Number	NUMBER OF SHARES

Common Shares	See Schedule 5	76 558 016	_______________
+

Preferred B Shares*	See Schedule 5	90 973 331	_______________
+

Preferred C Shares*	See Schedule 5	7 036 929	_______________
=

Total Shares	See Schedule 5	174 568 276	_______________
x

USD Transfer Amount per Share			0.00416
=

Total USD Transfer Amount to be paid by Holder			_______________

*	To be transferred together with stapled anti-dilution warrants as set forth in the Settlement Agreement.

The Total USD Transfer Amount shall be paid to the
following USD bankaccount: 5936-82 017 14 (SEB)
Swiftcode: ESSESESS with name/company name of
Holder as reference. PLEASE NOTE THAT SEK
AMOUNTS WILL NOT BE ACCEPTED!

Completed Acceptance Form must be received by B2 Bredband and payment of the Total USD Transfer Amount must have been received in the above bank account not later than 23 May 2003.

The NTL B2 Securities that are allocated on Completion to the Holder shall be registered in the following VP-account. Please note that the account must be in the name of the Holder and cannot be a custodian account (Sw: Värdepappersdepå), it must be a VP account)

0     0     0     -      -

Please note the bank account (and the refund currency desired) for repayment of any unallocated funds (less any bank transfer fees) to be made after Completion:

Bank

Account number

Currency

The undersigned Holder acknowledges and agrees that:

-	This application is binding and cannot be revoked once the Application Form has been submitted to B2 Bredband.

-	The allocation of the NTL B2 Securities is subject to Completion.

-	Any allocation to the Holder in excess of its Pro Rata Right is subject to other Holders not applying for their Pro Rata Right.

-	Any funds received in the above bank account to which no allocation is made on Completion (e.g. un-allocated Over Subscriptions or Non-Eligible Applications) will be returned (less any bank transfer fees) to the sender as soon as possible after Completion.

-	As set forth in the Settlement Agreement I/we hereby authorise B2 Bredband to undertake on my/our behalf any act or measure necessary in order to execute the allocation of the NTL B2 Securities on Completion.

-	Incomplete or improperly completed Application Forms, or late Application Forms, may be disregarded.

-	By signature of this Application Form the applicant automatically becomes a party to the Settlement Agreement, irrespective of any purchase of NTL B2 Securities, and the applicant undertakes and covenants with all the other parties to the Settlement Agreement to undertake all obligations of a party and Participating Holder under the Settlement Agreement, as applicable.

-	The complete terms and conditions for purchase of the NTL B2 Securities are set forth in the Settlement Agreement.

-	This Application Form may not be used by Holders that wish to transfer any part of their Pro Rata Right (together with a proportionate part of any Over Subscription). A Holder that wishes to transfer its Pro Rata Right (together with a proportionate part of any Over Subscription) as set forth in the Settlement Agreement, shall immediately and not later than 16 May 2003 contact Mr. Hans Ragnhäll at e-mailaddress: hans.ragnhall@bredband.com or by fax: +46 8 549 046 08 in order to receive a specific application form for such transfer.

Place:	Date:

Signature:

Signature Clarification:

SCHEDULE 8

SETTLEMENT B2 PARTNERS - ASSIGNMENT OF PRO RATA RIGHT

     The undersigned, _____________ , a ____________  corporation (“Assignor”), a shareholder in B2 BREDBAND AB (publ), Reg. No. 556557-5825, a Swedish limited liability company with its registered address at Årstaängsvägen 21B, SE-11743, Stockholm, Sweden (“B2 Bredband”), is or will be, a signatory to the agreement dated 30 April 2003 by and among B2 Bredband and certain of its shareholders relating to, inter alia, sale of NTL’s securities in B2 Bredband (the “Agreement”), hereby assigns, transfers and sets over to B2 Partners, LLC, a Delaware limited liability company (“Assignee”), effective as of the date hereof the portion of Assignor’s right, title and interest in and to the Pro Rata Right (as such term is defined in the Agreement) specified in Exhibit A granted or to be granted to Assignor in shares of the capital stock of B2 Bredband, pursuant to the terms of the Agreement (the “Pro Rata Right”) together with the proportionate part of the Over Subscription (as such term is defined in the Agreement) made by Assignor, as further detailed in Exhibit A, relating to the Pro Rata Right (the “Over Subscription”).

     This Assignment is made in conjunction with the execution and delivery of Assignor’s Subscription Agreement for B2 Partners and acceptance thereof by B2 Partners.

     The undersigned covenants that it has complied with Section 3.04 of the Shareholders’ Agreement.

[ ]
By:

Name:
Title:
Date:

ACCEPTANCE

     The undersigned, B2 Partners, LLC a Delaware limited liability company, the Assignee described in the above and foregoing Assignment of the Pro Rata Right and the Over Subscription, does hereby accept such Assignment and agrees to be bound by all of the terms, covenants and conditions contained in the Agreement with respect to the Pro Rata Right and the Over Subscription, as of, from and after the effective date set forth above. Furthermore, the undersigned hereby agrees to be bound by Shareholder’s Agreement.

                                                                        B2 Partners, LLC

By:	AIM Telecom, LLC, its Manager

By:

Name:
Title:
Date:

SCHEDULE 9

SETTLEMENT B2 PARTNERS - INSTRUCTION LETTER

[Letterhead of B2 Partners, LLC]

NTL (Delaware) Inc.
NTL Sweden SPV Inc.
110 East 59th Street
New York, NY 10022

Ladies and Gentlemen:

     Reference is made to the agreement dated 30 April 2003 by and among B2 Bredband AB (publ), Reg. No 556557-5825, a Swedish limited liability company (“B2 BREDBAND”) and certain key shareholders of B2 BREDBAND relating to, inter alia, sale of NTL’s securities in B2 BREDBAND (the “Agreement”).

     The undersigned, B2 Partners, LLC (“B2 Partners”), as an assignee of the Pro Rata Rights (as such term is defined in the Agreement) and Over Subscriptions (as such term is defined in the Agreement) allocated to B2 Partners under the Agreement, listed on Exhibit B hereto (the “Exercisable Rights”) hereby instructs NTL (Delaware) Inc. (“NTL”) in connection with its exercise of the Exercisable Rights, and the submission by B2 Partners of all documentation required in connection therewith pursuant to the Agreement, to contribute the shares of B2 BREDBAND subject to such exercise to B2 Partners, as a contribution to the capital of B2 Partners. In exchange therefor, B2 Partners shall issue to NTL  _________________  Class B Participating Units in B2 Partners.

B2 Partners, LLC By: AIM Telecom, LLC, its Manager

By:

Name:
Title:
Date:

SCHEDULE 10

NOTIFICATIONS ON NTL INTERNAL TRANSFER

BY FAX
(08-21 28 40)

D. Carnegie AB
Att: [  ]
STOCKHOLM

Transfer Instruction

BACKGROUND

NTL (Delaware) Inc (formerly NTL Incorporated)., with its principal office at 110 East 59th Street, New York, NY 10022, USA, has previously held, on its VP-account no 99585693:

(i)	76,558,016 shares of series A issued by B2 Bredband AB (publ), organisation number 556557-5825 (the “Company”);

(ii)	90,973,331 shares of series B preferred issued by the Company;

(iii)	7,036,929 shares of series C preferred issued by the Company (all shares referred to in (i)-(iii) jointly referred to as the “NTL B2 Shares”);

(iv)	9,097,332 preferred B warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:I (code TO 8);

(v)	9,097,332 preferred B warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:II (code TO 9);

(vi)	9,097,332 preferred B warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:III (code TO 10)

(vii)	703,693 preferred C warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:IV (code TO 11);

(viii)	703,693 preferred C warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:V (code TO 12); and

(ix)	703,693 preferred C warrants issued by the Company under Terms and conditions for B2 Bredband AB’s warrants 2001/2006:VI (code TO 13) (all warrants referred to in (iv)-(ix) jointly referred to as the “NTL B2 Warrants”).

All securities referred to in (i) – (ix) above are herein jointly referred to as “NTL B2 Securities”.

In April 2002, (a) NTL (Delaware) Inc. instructed D. Carnegie AB to transfer all of the abovementioned NTL B2 Securities from NTL (Delaware) Inc.’s VP-account (no 99585693) to the VP account of NTL Sweden SPV Inc. (no 000114496099) and (b) NTL Sweden SPV Inc. instructed D. Carnegie AB to transfer all of the abovementioned NTL B2 Securities from NTL Sweden SPV

Inc’s VP-account (no 000114496099) to the VP account of Nogenta Swedish Acquisition Holding B.V.’s VP-account (no 000114495785).

However, given that the Company did not approve of such transfers and given that the articles of association of the Company contains a pre-emption clause, the NTL B2 Shares were placed at a blocked VP account in the name of NTL Sweden SPV Inc, whereas the NTL B2 Warrants were registered at to the VP account of Nogenta Swedish Acquisition Holding B.V.’s VP-account (no 000114495785).

Subsequent thereto, Nogenta Swedish Acquisition Holding B.V. has transferred all of its NTL B2 Securities to NTL Sweden SPV Inc and NTL Sweden SPV Inc has transferred the same NTL B2 Securities to NTL (Delaware) Inc.

INSTRUCTIONS

(A) NTL B2 Shares

(A.1) NTL Sweden SPV Inc. irrevocably instructs D. Carnegie AB to transfer all of the abovementioned NTL B2 Shares from NTL Sweden SPV Inc’s VP-account (no 000114496099) to the VP account of Nogenta Swedish Acquisition Holding B.V.’s VP-account (no 000114495785).

(A.2) Nogenta Swedish Acquisition Holding B.V. irrevocably instructs D. Carnegie AB to transfer all of the abovementioned NTL B2 Shares from Nogenta Swedish Acquisition Holding B.V.’s VP-account (no 000114495785) to NTL (Delaware) Inc.’s VP-account (no 99585693).

(B) NTL B2 Warrants

Nogenta Swedish Acquisition Holding B.V. irrevocably instructs D. Carnegie AB to transfer all of the abovementioned NTL B2 Warrants from Nogenta Swedish Acquisition Holding B.V.’s VP-account (no 000114495785) to NTL (Delaware) Inc.’s VP-account (no 99585693).

All instructions above shall be executed by D. Carnegie AB promptly upon receipt of this Transfer Instruction.

CONSENT BY THE COMPANY

The Company will provide the necessary consents to effect the registrations in (A) above.

Confirmation of the registration measures shall be sent to Marcus Johansson of Gernandt & Danielsson Advokatbyrå AB (fax no 08-662 61 01) with a copy to Hans Ragnhäll, B2 Bredband AB (publ) (fax no 08-549 046 08) not later than 6 May 2003.

30 April, 2003

NTL (DELAWARE) INC	NTL SWEDEN SPV INC

BY: /s/ Jeff Wyman	BY: /s/ Jeff Wyman

NOGENTA SWEDISH ACQUISITION
HOLDING BV

BY:   /s/ Jeff Wyman